                                                                     EXHIBIT 4.5

      FIRST AMENDMENT dated as of September 12, 1997 (the "First Amendment") to the NOTE AGREEMENT dated as of April 12, 1995 (the "Agreement") by and among AMERIGAS PROPANE, L.P., a Delaware limited partnership (the "Company"), AMERIGAS PROPANE, INC., a Pennsylvania corporation formerly known as New AmeriGas Propane, Inc. (the "General Partner"), PETROLANE INCORPORATED, a Pennsylvania corporation and successor by merger to Petrolane Incorporated, a California corporation ("Petrolane"; the Company, the General Partner and Petrolane being hereinafter collectively referred to as the "Obligors"), and each of the noteholders listed in Schedule I to the Agreement as amended hereby (the "holders").

      WHEREAS, the parties hereto desire to amend the Agreement as set forth below;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

            1. Amendments to the Agreement. Effective as of the Effective Date (as hereinafter defined), the Agreement is hereby amended as follows:

            1.1.  Amendments to Section 10.1.

                  (a) Section 10.1 of the Agreement is hereby amended by deleting the first sentence thereof in its entirety and by inserting in lieu thereof the following new sentence:

                              "The Company will not permit the ratio of Total
                  Debt of the Company and its Restricted Subsidiaries to EBITDA as at any fiscal quarter end to exceed 5.25 to 1.00. For purposes of determining compliance with the ratio of Total Debt to EBITDA, as set forth above, (A) EBITDA shall be determined as at the end of each fiscal quarter for (I) the four fiscal quarters then ended or (II) the eight fiscal quarters then ended and divided by 2, whichever is greater, and (B) Total Debt shall be determined as at the end of each fiscal quarter."

                  (b) Section 10.1(e) of the Agreement is hereby amended to read in its entirety as follows:

                        "(e) The Company may become and remain liable with
                  respect to Indebtedness incurred for any purpose permitted by the Revolving Credit Facility, and any Indebtedness incurred for any such permitted purpose which replaces, extends, renews, refunds or refinances any such Indebtedness, in whole or in part, in an aggregate principal amount at any time not in excess of $175,000,000 less the aggregate principal amount outstanding under the Acquisition Facility;"

                  (c) Section 10.1(f) of the Agreement is hereby amended to read in its entirety as follows:

                        "(f) the Company may become and remain liable with
                  respect to Indebtedness, in addition to that otherwise permitted by the foregoing subdivisions of this Section 10.1, if on the date the Company becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (i) the ratio of Consolidated Cash Flow to Consolidated Pro Forma Debt Service is equal to or greater than 2.50 to 1.0, (ii) the ratio of Consolidated Cash Flow to Average Consolidated Pro Forma Debt Service is equal to or greater than 1.25 to 1.0, and (iii) if such Indebtedness is incurred other than for the purposes described in clause
                  (A) below, the Company would not be permitted to incur any additional Indebtedness pursuant to Section 10.1(e) under the Revolving Credit Facility or any extension, renewal, refunding, replacement or refinancing thereof; provided that if such Indebtedness (A) is incurred by the Company (x) to finance the making of expenditures for the improvement or repair of (to the extent such improvements and repairs may be capitalized on the books of the Company in accordance with
                  GAAP) or additions to (including additions by way of acquisitions or capital contributions of businesses and related assets) the General Collateral, or (y) by assumption in connection with additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral and (B) is to be secured under the Security Documents as provided in Section 10.2(m), then the Company may become liable with respect to any such additional Indebtedness only if the Company would not be permitted to incur any additional Indebtedness under
                  Section 10.1(b);"

            1.2. Amendment to Section 10.2(l). Section 10.2(l) of the Agreement is hereby amended by deleting the words "or the Special Purpose Facility" from such Section.

            1.3. Amendments to Section 10.22. Section 10.22 of the Agreement is hereby amended by deleting subsection (e) thereof in its entirety and by redesignating subsection (f) thereof (and any internal references thereto) as subsection (e) thereof.

            1.4.  Amendment to Section 13.1.

                  (a) Section 13.1 of the Agreement is hereby amended by deleting the definition of "Consolidated Adjusted Gross Worth" in its entirety.

                  (b) Section 13.1 of the Agreement is hereby amended further by deleting the definition of "Consolidated Gross Worth" in its entirety.

                  (c) Section 13.1 of the Agreement is hereby amended further by adding thereto the following additional defined terms in alphabetical order:

      EBIT means, for any period, the Company's and its Restricted Subsidiaries' consolidated net income (not including extraordinary gains or losses) plus interest charges and income tax expense in each case for such period, as determined in accordance with GAAP.

      EBITDA means, for any period, EBIT plus the Company's and its Restricted Subsidiaries' depreciation and amortization of property, plant and equipment and intangible assets, in each case as taken into account in calculating Consolidated Net Income, in each case for such period, as determined in accordance with GAAP.

      For the purpose of calculating EBITDA for any period (the "Applicable Period"), EBITDA shall be adjusted by the addition of the EBITDA of any Asset Acquisitions made during the Applicable Period, as if such Asset Acquisitions occurred on the first day of the Applicable Period plus the addition of the "Savings Factor".

      The "Savings Factor" shall equal, with respect to any Asset Acquisition, an amount equal to 50% of the difference between (a) Actual Acquisition Expense minus (b) Pro Forma Acquisition Expense. "Actual Acquisition Expense" means an amount equal to the personnel expenses and non personnel costs and expenses (which would be deducted from gross profits in calculating costs and EBITDA) related to the operation of any Asset Acquisition from the beginning of the Applicable Period to the date of the purchase of the Asset Acquisition. "Pro Forma Acquisition Expense" means an amount equal to the personnel and non personnel costs and expenses (which would be deducted from gross profits in calculating costs and EBITDA) that would have been incurred with respect to the operation of any Asset Acquisition for the period from the beginning of the Applicable Period to the date of purchase of the Asset Acquisition, on the assumption that the ongoing personnel and non personnel cost and expense savings realized as of the date of the Asset Acquisition had been realized on the first day of the Applicable Period. In no event shall the aggregate Savings Factor for any Applicable Period exceed 10% of EBITDA for the Company and its Restricted Subsidiaries for such Applicable Period.

                  (d) Section 13.1 of the Agreement is hereby further amended by deleting from the defined term "Credit Agreement" the words "and the Special Purpose Facility", and by inserting the word "and" in lieu of the comma immediately prior to the words "the Revolving Credit Facility."

            2. Conditions to Effectiveness of this First Amendment. This First Amendment shall become effective only upon the satisfaction in full (or waiver by the Required Holders) of the following conditions precedent (the first date upon which each such condition shall have been so satisfied or waived being herein referred to as the "Effective Date"):

                  (a) No Defaults. On the Effective Date (after giving effect to this First Amendment), no Default or Event of Default shall have occurred and be continuing.

                  (b) Credit Agreement. The Credit Agreement shall have been amended to delete the first sentence of Section 8.1 thereof and by adding a covenant thereto substantially the same as the covenant added as Section 10.1(i) of the Agreement by this First Amendment. The covenants and events of default set forth in the Credit Agreement shall not have been otherwise amended in any material respect.

                  (c) First Amendment. Each of the Obligors and the Required Holders shall have executed this First Amendment, and counterparts hereof bearing the signatures of the Obligors shall have been delivered to the holders together with a notice from the Company to each holder as to the satisfaction of this condition and the condition specified in clause (b) of this Section 2.

                  (d) Fees. Without limiting the provisions of Section 16.1 of the Agreement, special counsel to the holders shall have received its reasonable fees, charges and disbursements to the extent reflected in a statement of such special counsel rendered to the Company.

            3. Agreement; Terms. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof, and this First Amendment shall not be deemed to waive or amend any provision of the Agreement except as expressly set forth herein. As used in the Agreement, the terms "this Agreement," "herein," "hereinafter," "hereunder," "hereto" and words of similar import shall mean and refer to, from and after the Effective Date, unless the context otherwise specifically requires, the Agreement as amended by this First Amendment. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.

            4. Headings. Section headings in this First Amendment are included herein for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

            5. Counterparts. This First Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

            6. Expenses. The Company agrees to pay all reasonable out-of-pocket expenses incurred by the holders in connection with the preparation of this First Amendment, including, but not limited to, the reasonable fees, charges and disbursements of counsel for the holders as provided for in Section 16.1 of the Agreement.

            7. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflicts of law rule which might result in the application of the laws of any other jurisdiction).

            8. Ratification and Confirmation of Security Documents. The Company hereby ratifies and confirms the provisions of the Security Documents for the benefit from time to time of the holders of the Notes.

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

                                    AMERIGAS PROPANE, L.P.


                                    By:  AmeriGas Propane, Inc.,
                                         its general partner


                                    By:  s/Charles L. Ladner
                                         --------------------------------------
                                         Charles L. Ladner
                                         Vice President - Finance and
                                         Accounting


                                    AMERIGAS PROPANE, INC.


                                    By:  s/Charles L. Ladner
                                         --------------------------------------
                                         Charles L. Ladner
                                         Vice President - Finance and
                                         Accounting


                                    PETROLANE INCORPORATED


                                    By:  s/Brendan P. Bovaird
                                         --------------------------------------
                                         Brendan P. Bovaird
                                         Vice President


                                    THE PRUDENTIAL INSURANCE COMPANY OF
                                     AMERICA


                                    By:  s/Robert G. Gwin
                                         --------------------------------------
                                         Robert G. Gwin
                                         Vice President


                                    PRUCO LIFE INSURANCE COMPANY


                                    By:  s/Randall M. Kob
                                         --------------------------------------
                                         Randall M. Kob
                                         Vice President


                                    METROPOLITAN LIFE INSURANCE COMPANY


                                    By:  s/James A. Wiviott
                                         --------------------------------------
                                         James A. Wiviott
                                         Assistant Vice President

                                    THE EQUITABLE LIFE INSURANCE SOCIETY OF
                                    THE UNITED STATES


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                    By:  CIGNA INVESTMENTS, INC.


                                    By:  s/James G. Schelling
                                         --------------------------------------
                                         James G. Schelling
                                         Managing Director


                                    CIGNA PROPERTY AND CASUALTY INSURANCE
                                    COMPANY


                                    By:  CIGNA INVESTMENTS, INC.


                                    By:  s/James G. Schelling
                                         --------------------------------------
                                         James G. Schelling
                                         Managing Director


                                    CENTURY INDEMNITY COMPANY


                                    By:  CIGNA INVESTMENTS, INC.


                                    By:  s/James G. Schelling
                                         --------------------------------------
                                         James G. Schelling
                                         Managing Director


                                    LIFE INSURANCE COMPANY OF NORTH AMERICA


                                    By:  CIGNA INVESTMENTS, INC.


                                    By:  s/James G. Schelling
                                         --------------------------------------
                                         James G. Schelling
                                         Managing Director

                                    TEACHERS INSURANCE AND ANNUITY
                                    ASSOCIATION OF AMERICA


                                    By:  s/Thomas E. Solano
                                         --------------------------------------
                                         Thomas E. Solano
                                         Director Private Placements


                                    THE TRAVELERS INSURANCE COMPANY


                                    By:  s/Robert M. Mills
                                         --------------------------------------
                                         Robert M. Mills
                                         Investment Officer